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                                                                    EXHIBIT 3.12


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             LEAR TECHNOLOGIES, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

                          DATED AS OF DECEMBER 31,1998



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                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             LEAR TECHNOLOGIES, LLC

         This LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or otherwise modified, this "Agreement") of Lear Technologies, LLC (the "Lear Tech") is being executed by Lear Technology Corporation (the "Member") as of
this    day of December, 1998, pursuant to the provisions of the Delaware
Limited Liability Company Act (6 Del. C. ss 18-101, et seq.) (as amended from time to time, the "Act"), on the following terms and conditions:


                                    ARTICLE I
                                    THE LLC

         1.1 Organization. The Member hereby agrees to form a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Member shall be deemed admitted as a member of Lear Tech upon its execution of this Agreement.

         1.2 LLC Name. The name of the limited liability company formed hereby shall be "Lear Technologies, LLC" and all business of Lear Tech shall be conducted in such name or such other name as the Member shall determine. Lear Tech shall hold all of its property in the name of the Lear Tech and not in the name of the Member.

         1.3 Purpose. The purpose and business of Lear Tech shall be to engage in any law full act or activity for which a limited liability company may be organized under the Act, and to do any and all acts and things which may be necessary or incidental to the foregoing, the promotion or conduct of the business of Lear Tech or the maintenance and improvement of its property.

         1.4 Powers. Lear Tech shall possess and may exercise all the powers and privileges granted by the Act, all other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of Lear Tech.

         1.5 Principal Place of Business. The principal place of business of Lear Tech shall be at such location as may be designated by the Member from time to time.

         1.6 Term. The term of Lear Tech shall be perpetual unless and until Lear Tech is dissolved by the Member or as set forth herein. The existence of Lear Tech as a separate legal entity shall continue until the cancellation of the Certificate of Formation of Lear Tech (the "Certificate") in the manner required by the Act.


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         1.7 Filings; Agent for Service of Process.

                  (a) The Certificate has been or shall be filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Member, as an "authorized person" within the meaning of the Act, shall execute, deliver and file the Certificate with the Secretary of State of the State of Delaware. The Member shall take any and all other actions reasonably necessary to perfect and maintain the status of Lear Tech under the laws of the State of Delaware. The Member shall execute and file amendments to the Certificate whenever required by the Act.

                  (b) The Member shall execute and file such forms or certificates and may take any and all other actions as may be reasonably necessary to perfect and maintain the status of Lear Tech under the laws of any other states or jurisdictions in which Lear Tech engages in business.

                  (c) The initial registered agent for service of process on Lear Tech in the State of Delaware, and the address of such registered agent, shall be the agent for service of process set forth in the Certificate. The Member may change the registered agent and appoint successor registered agents.

                  (d) Upon the dissolution and completion of winding up of Lear Tech, the Member (or, in the event the Member no longer exists, the person responsible for winding up and dissolution of Lear Tech pursuant to Article IV hereof) shall promptly execute and file a certificate of cancellation of the Certificate in accordance with the Act and such other documents as may be required by the laws of any other states or jurisdictions in which Lear Tech has registered to transact business or otherwise filed articles.

          1.8 Reservation of Other Business Opportunities. No business opportunities other than those actually exploited by Lear Tech shall be deemed the property of Lear Tech, and the Member may engage in or possess an interest in any other business venture, independently or with others, of any nature or description, even if such venture or opportunity is in direct competition with the business of Lear Tech; and Lear Tech shall have no rights by virtue hereof in or to such other business ventures, or to the income or profits derived therefrom.


                                   ARTICLE II
                            MANAGEMENT AND MEMBERSHIP

         2.1 Management of Lear Tech. The business and affairs of Lear Tech shall be managed under the direction and by the approval of the Member. The Member shall have all power and authority to manage, and direct the management of, the business and affairs of, and to make all decisions to be made by Lear Tech. Approval by, or on behalf of Lear Tech, consent of or action taken by the Member shall constitute approval or action by Lear Tech. Any Person dealing with Lear Tech shall be entitled to rely on a certificate or any writing signed by the Member as the duly authorized action of Lear Tech. The Member has the power and authority to bind Lear Tech.


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         2.2 Written Consent. Any action requiring the vote, consent, approval or action of the Member may be taken by a consent in writing, setting forth the action so taken, by the Member.

         2.3 Books and Records. The Member shall keep proper and usual books and records pertaining to the business of Lear Tech. The books and records of Lear Tech shall be kept at the principal office of Lear Tech or at such other places, within or without the State of Delaware, as the Member shall from time to time determine.

         2.4 Resignation. Subject to Section 4.1, the Member may resign from Lear Tech.

         2.5 Limited Liability.

                  (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of Lear Tech, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Lear Tech, and the Member shall not be obligated personally for any such debt, obligation or liability of Lear Tech solely by reason of being a member of Lear Tech.

                  (b) To the extent that at law or in equity, a party shall have duties (including fiduciary duties) and liabilities to Lear Tech, such duties and liabilities may be restricted by provisions of this Agreement. The Member shall not be liable to Lear Tech for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member in good faith on behalf of Lear Tech and in a manner reasonably believed to be within the scope of authority conferred on the Member by this Agreement.

                 (c) The Member shall be fully protected in relying in good faith upon the records of Lear Tech and upon such information, opinions, reports or statements presented to Lear Tech by any person as to the matters the Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Lear Tech, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         2.6 Indemnification.

                  (a) Lear Tech shall indemnify and hold harmless the Member and each of its respective affiliates, officers, directors, shareholders, agents or employees (the "Parties") from and against any loss, expense, damage or injury suffered or sustained by the Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of Lear Tech or in furtherance of the interests of Lear Tech, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not


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         performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Party; and provided that such Party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in the best interests of Lear Tech. Such indemnification shall be made only to the extent of the assets of Lear Tech.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Party (or any of them) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Lear Tech prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Lear Tech of an undertaking by or on behalf of the Party (or any of them) to repay such amount if it shall be determined that the Party is not entitled to be indemnified as authorized in this Section 2.6 hereof.

         2.7 Transfer of Interest. The Member may transfer or assign all or a portion of its interest in Lear Tech. Upon a transfer of the Member's entire interest in Lear Tech, such transferee or assignee shall become the "Member" for all purposes of this Agreement. Upon a transfer or assignment of less than the Member's entire interest Lear Tech, the Member and such transferee or assignee shall amend this Agreement to reflect such transfer or assignment, or if the terms of such an amendment shall not be agreed upon, the Member may elect to dissolve Lear Tech in its sole discretion.


                                   ARTICLE III
                                 FISCAL MATTERS

         3.1 Deposits. All funds of Lear Tech may be deposited in an account or accounts in such banks, trust companies or other depositories as the Member may select.

         3.2 Fiscal Year. The fiscal year of Lear Tech shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by the Member.

         3.3 Agreements, Consents, Checks, Etc. All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of Lear Tech shall be signed by the Member or those persons authorized from time to time by the Member.

         3.4 Transactions with the Member. Except as provided in the Act, the Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with Lear Tech and has the same rights and obligations with respect to any such matter as a person who is not the Member.



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         3.5 Contribution.

                  (a) The Member shall make the contribution described for that Member on Exhibit A (the "Initial Contribution"). The value of the Initial Contribution shall be as set forth on Exhibit A.

                  (b) In addition to the Initial Contribution, the Member may make additional contributions. Except to the extent of any outstanding commitment of the Member to make a contribution, the Member shall not be obligated to make any additional contributions. The Member shall adjust the contribution reflected on Exhibit A at any time when the Member makes or promises to make a contribution to Lear Tech.

                  (c) To the fullest extent permitted by the Act, the Member may revoke and extinguish any obligation to make any contribution hereunder by adjusting the contribution reflected on Exhibit A so as to subtract and remove any portion of the total contribution reflected thereon attributable to the contribution obligation being extinguished.

         3.6 Distributions. The Company may make distributions as determined by the Member from time to time in its sole discretion; provided, however, that no distribution shall be declared and paid unless, after the distribution is made, the assets of Lear Tech are in excess of the liabilities of Lear Tech and such distribution does not violate the Act or other applicable law. The Member may, at its sole discretion, elect to receive a distribution from assets other than cash.


                                   ARTICLE IV
                                   LIQUIDATION

         4.1 Liquidating Events. Lear Tech shall dissolve and commence winding up and liquidation only upon the first to occur of any of the following ("Liquidation Events"):

                  (a) The resignation of the Member or any other event that causes the last remaining member of Lear Tech to cease to be a member of Lear Tech, unless the business of the Lear Tech is continued in a manner permitted by the Act; or

                  (b) The entry of a decree of judicial dissolution pursuant to
         Section 18-802 of the Act.

         4.2 Winding Up. Upon the occurrence of a Liquidating Event, Lear Tech shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Member. The Member shall not take any action which is inconsistent with, or not necessary to or appropriate for, the winding up of Lear Tech's business and affairs. The Member (or in the event that the Member no longer exists, the person responsible for winding up the Member's business and affairs) shall be responsible for overseeing the winding up and dissolution of Lear Tech and shall take full account of Lear Tech's liabilities. The property of Lear Tech shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any


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reasonable reserves maintained for contingent, conditional or unmatured obligations of Lear Tech, in the following order:

                  (a) first, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of Lear Tech's debts and liabilities to creditors; and

                  (b) the balance, if any, to the Member.

         4.3 Member's Bankruptcy. The Member shall not cease to be the Member solely as a result of the occurrence of any of the following and upon the occurrence of any such event, the business of Lear Tech shall continue without dissolution:

                  (a) the Member makes an assignment for the benefit of creditors;

                  (b) the Member files a voluntary petition in bankruptcy;

                  (c) the Member is adjudged a bankrupt or insolvent, or has entered against him an order of relief, in any bankruptcy or insolvency proceeding;

                  (d) the Member files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (e) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature;

                  (f) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of his properties;

                  (g) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed; or

                  (h) appointment of a trustee, receiver or liquidator of the Member.


                                    ARTICLE V
                                 MISCELLANEOUS

         5.1 Amendments. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted, upon the consent of the Member.

         5.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its respective heirs, legatees, legal representatives, successors, transferees and assigns.

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         5.3 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of Lear Tech or Member.

         5.4 Construction. The Member shall have the full power and authority to construe and interpret this Agreement.

         5.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         5.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         5.7 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         5.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Member, without regard to the principles of conflicts of laws.

                            [signature page follows]


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         IN WITNESS WHEREOF, the Member has executed this Agreement as of the day first above set forth.

                                LEAR TECHNOLOGY CORPORATION

                                /s/ Joseph F. McCarthy
                                --------------------------------
                                By:    Joseph F. McCarthy
                                Title: Vice President, Secretary and
                                       General Counsel


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                                   EXHIBIT A

                      Capital Contributions of the Member

Initial Contribution                                 See Schedule A


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                                   SCHEDULE A


INITIAL CONTRIBUTION OF LEAR TECHNOLOGY CORPORATION:

  ISG Novi                                       $126,292,313
  N. American Tech                               $ 26,950,884
  Grand Rapids Plant                             $ 45,002,288
  Marshall Plant                                 $ 34,111,713
  Auburn Hills Plant                             $ 18,541,000
                                                 ------------
  Total Contribution                             $250,898,198
                                                 ============


                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT, dated as of December 15, 1998 (this "Amendment"). to the Limited Liability Company Agreement of Lear Technologies, LLC, a Delaware limited partnership (the "LLC"), dated as of December 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "LLC Agreement"), by Lear Corporation, a Delaware corporation (the "Member").

                                W I T N E S E T H

         WHEREAS, in connection with a December, 1998 corporate reorganization, Lear Technology Corporation formed the LLC and transferred its operating assets thereto; and

         WHEREAS, in connection with the same December, 1998 corporate reorganization, Lear Technology Corporation was merged with and into Lear Corporation resulting in Lear Corporation being the sole member of the LLC;

         NOW THEREFORE, the Member hereby agrees as follows:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the LLC Agreement and used herein shall have the meanings given to them in the LLC Agreement.

         2. Amendments to the LLC Agreement. The first page of the LLC Agreement is hereby amended by deleting the words "Lear Technology Corporation" preceding the words "(the "Member")" which appears in the third line of the introductory paragraph and replacing such words with "Lear Corporation."

         3. Effectiveness. This Amendment shall become effective as of December 31, 1998.

         4. Governing Law. This Amendment shall be governed by the laws of the State of Delaware.

         5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Member and its respective heirs, legatees, legal representatives, successor, transferees and assigns.

         IN WITNESS WHEREOF, the Member has executed this Amendment as of the day first above set forth.


                                        LEAR CORPORATION

                                        By:     /s/ Joseph F. McCarthy
                                            -----------------------------------
                                        Name:   Joseph F. McCarthy
                                        Title:  Vice President, Secretary and
                                                General Counsel